Exhibit 4.6

Exhibit A

FORM OF EXCHANGE WARRANT

THE SECURITIES COVERED HEREBY (I) ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT AND A SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

AMERICAN SEAFOODS CORPORATION

Exchange Warrant to Purchase Income Deposit Securities

Expiring on or about August 11, 2008 (as provided in this Exchange Warrant)

New York, N.Y.

August 11, 2004

No. W-0

AMERICAN SEAFOODS CORPORATION, a Delaware corporation (the “Company”), for value received, hereby certifies that:

or its permitted assigns (the “ASLP Holder”) is entitled to purchase from the Company during any Exercise Period that number of Income Deposit Securities of the Company (“IDSs”) representing a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock and an aggregate principal amount of the Company’s         % Notes due 2019 (the “IDS Notes”) in each case determined pursuant to Section 1.1 hereof, subject to the terms, conditions and adjustments set forth below in this Exchange Warrant and the Exchange and Registration Rights Agreement.

This warrant is an Exchange Warrant (each a “Exchange Warrant” and collectively, the “Exchange Warrants”, such term to include all Exchange Warrants issued substantially in the form hereof or in substitution therefor), originally issued pursuant to the Exchange and Registration Rights Agreement, dated as of August 11, 2004 (as the same may be amended, restated or supplemented from time to time, the “Exchange and Registration Rights Agreement”), between the Company, American Seafoods Holdings, L.P. (“Holdings”), and ASLP in connection with the issuance and sale by the Company of up to 40,155,378 IDSs in a public offering registered under the

Securities Act. Certain capitalized terms used in this Exchange Warrant are defined in Section 9 hereof.

Form of Exchange Warrant

1. Exercise of Exchange Warrant.

1.1. Manner of Exercise.

(a) This Exchange Warrant may be exercised by the ASLP Holder, in whole or in part, during normal business hours on any Business Day during any Exercise Period by its surrender, with the form of subscription notice at the end hereof (or a reasonable facsimile thereof) (the “Subscription Notice”) duly executed by such ASLP Holder, to the Company at its principal office at the address set forth in Section 12 hereof (or at such other address as the Company may hereafter notify the ASLP Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, accompanied by a duly executed instrument of transfer with respect to the number of ASLP Units designated in such Subscription Notice and, subject to any adjustment as provided in Section 2 below, such ASLP Holder shall thereupon be entitled to receive, in respect of the ASLP Units that are the subject of the exercise hereunder, on the effective date of such exercise pursuant to Section 1.3 hereof, and subject to the Exercise Conditions set forth in Section 3 hereof: (x) a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock equal to the IDS Share Exchange Number; (y) IDS Notes in an aggregate principal amount equal to the IDS Note Exchange Number, some or all of which may be combined into IDSs, at the option of the ASLP Holder; and (z) the Cash Balance, if any, in respect of such exercise, as set forth in Section 1.4(a) hereof. The Company will cause its subsidiaries to guarantee the IDS Notes so issued on a pari passu basis with its other outstanding IDS Notes.

(b) Subject to Section 2 below, the “IDS Share Exchange Number” shall be calculated at any time as follows:

IDS Share Exchange Number = CS * K/(A+B), where:

CS=	the number of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock outstanding immediately prior to the exercise of the Exchange Warrant.

K=	the number of Class A Holdings Units the Beneficial Ownership of which is represented by the ASLP Units exchanged. K is calculated by multiplying (i) the number of Class A Holdings Units Beneficially Owned by ASLP immediately prior to the exercise of the Exchange Warrant, by (ii) a fraction, the numerator of which is the number of ASLP Units exchanged, and the denominator of which is the total number of ASLP Units then outstanding.

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A=	the number of Class A and Class B Holdings Units Beneficially Owned by the Company immediately prior to the exercise of the Exchange Warrant.

B=	without duplication of A, the number of Class A Holdings Units that the Company could obtain upon redemption by ASLP of all ASLP Units (other than those acquired pursuant to the exchange) Beneficially Owned by the Company immediately following the exercise of the Exchange Warrant pursuant to Section 1.2 of the Exchange and Registration Rights Agreement.

(c) The “IDS Note Exchange Number” shall be calculated at any time as follows:

IDS Note Exchange Number = N * L/(C+D), where:

N=	the aggregate face amount of IDS Notes outstanding immediately prior to the exercise of the Exchange Warrant.

L=	the aggregate face amount of Holdings Notes the Beneficial Ownership of which is represented by the ASLP Units exchanged. L is calculated by multiplying (i) the aggregate face amount of Holdings Notes Beneficially Owned by ASLP immediately prior to the exercise of the Exchange Warrant, by (ii) a fraction, the numerator of which is the number of ASLP Units exchanged hereunder, and the denominator of which is the total number of ASLP Units then outstanding.

C=	the aggregate face amount of Holdings Notes Beneficially Owned by the Company immediately prior to the exercise of the Exchange Warrant.

D=	without duplication of C, the aggregate face amount of Holdings Notes that the Company could obtain upon redemption by ASLP of all ASLP Units (other than those acquired pursuant to the exchange) Beneficially Owned by the Company immediately following the exercise of the Exchange Warrant pursuant to Section 1.2 of the Exchange and Registration Rights Agreement.

1.2. Composition of IDSs. At the option of the ASLP Holder, to the extent consistent with this Section 1.2, any or all of the shares of Class A Common Stock and IDS Notes issued pursuant to Section 1.1 above may be combined to form IDSs, provided that each IDS so combined shall consist of the same number of shares of Class A Common Stock represented by each of the Company’s outstanding IDSs as of the date of exercise (the “IDS Share Number”) and one or more IDS Notes in the aggregate principal amount equal to the principal amount of IDS Notes represented by each of the Company’s outstanding IDSs as of the date of exercise (the “IDS Principal Amount”), and otherwise identical in all respects to each IDS then outstanding. In no event will the creation of fractional IDSs be permitted.

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1.3. When Exercise Deemed Effected. Each exercise of the Exchange Warrant shall be deemed to have been effected immediately prior to the close of business on the later to occur of (a) the second Business Day after the Registration Statement under which the securities to be issued in connection with such exchange is declared effective by the Commission, and (b)the twentieth Business Day following the last day of the Exercise Period during which the Exchange Warrant was surrendered to the Company as provided in Section 1.1 (provided, in each case, that the Class A Common Stock, IDS Notes and the IDSs into which they may be combined, to the extent required hereby, will then be covered by an effective Registration Statement and that no Suspension Period will then be in effect). At such time as such exchange is deemed to have been effected, the Person or Persons in whose name or names the shares of Class A Common Stock and IDS Notes shall be issuable, and/or the IDSs into which they are combined, shall be deemed to have become the holder or holders of record thereof.

1.4. Book-Entry Delivery, etc. As soon as practicable after the exercise of the Exchange Warrant, in whole or in part, and in any event within 15 Business Days after the end of such Exercise Period, the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall:

(a) cause to be issued in the name of the ASLP Holder or as such ASLP Holder (upon payment by such ASLP Holder of any applicable transfer taxes) may direct: (i) an entry in the name of the DTC participant designated by the ASLP Holder in the Subscription Notice for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock, IDS Notes in the aggregate principal amount to which such ASLP Holder shall be entitled upon such exercise and/or IDSs into which they may be combined; plus, (ii) in lieu of (A) any fractional share of Class A Common Stock and (B) any principal amount of IDS Notes in excess of the maximum whole multiple of the IDS Principal Amount so issued (the “Excess Principal Amount”), to which such ASLP Holder would otherwise be entitled, cash (“Cash Balance”) in an amount equal to the same fraction of the Market Price per share of such Class A Common Stock on the Business Day next preceding the date of such exercise plus such Excess Principal Amount, if any, and

(b) in case such exercise is in part only, deliver to the ASLP Holder a new Exchange Warrant or Exchange Warrants of like tenor.

The Company will provide timely notice of the exercise of the Exchange Warrant to the Commission, DTC, any exchange upon which the IDSs and Class A

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Common Stock are traded and to the public as required by applicable regulations in order to enable the Class A Common Stock, IDS Notes and/or IDSs into which they may be combined to be issued as provided in this Section 1.4.

1.5. Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Exchange Warrant, upon the request of the ASLP Holder, acknowledge in writing its continuing obligation to afford to such ASLP Holder all rights (including, without limitation, any right of registration pursuant to Section 5 of any shares of Class A Common Stock and IDS Notes issuable upon exercise of the Exchange Warrant or IDSs into which they are combined) to which such ASLP Holder shall continue to be entitled after such exercise in accordance with the terms of the Exchange Warrant, provided that if any such ASLP Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such ASLP Holder.

1.6. ASLP Holder’s Reaffirmation of Obligations. Upon any exercise of this Exchange Warrant, the ASLP Holder shall be deemed to have reaffirmed and agreed to be bound by all obligations of an “ASLP Holder” (as defined in the Exchange and Registration Rights Agreement) contained in the Exchange and Registration Rights Agreements as if such ASLP Holder was a party thereto.

1.7. Adjustment if IDS Notes Cease to Be Outstanding. Notwithstanding anything to the contrary in this Exchange Warrant or in the Exchange and Registration Rights Agreement, if the IDSs have automatically separated and there are no outstanding IDS Notes, then the Board shall in good faith equitably adjust the consideration to be received by an ASLP Holder upon the exercise of an exchange right in respect of such holder’s ASLP Units such that the new consideration to be so received will reasonably reflect the spirit and intent of this Exchange Warrant and the Exchange and Registration Rights Agreement. In carrying out any such equitable adjustment, the Board shall also in good faith make such equitable adjustments to the exchange procedures hereunder as are necessary, appropriate, and advisable.

2. Adjustment of Class A Common Stock, IDS Notes and IDSs upon Exercise.

2.1. Consolidation, Merger, Sale of Assets, Reorganization, etc.

(a) In case at any time the Company shall be a party to any Significant Transaction then, as a condition to the consummation of the Significant Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.1, the ASLP Holder, upon the exercise of the Exchange Warrant, shall be entitled to receive, in lieu of the Class A Common Stock or IDS Notes

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issuable upon such exercise or the IDSs into which they could be combined prior to such consummation, the stock and other securities, cash and property to which the ASLP Holder would have been entitled upon the consummation of the Significant Transaction if the ASLP Holder had exercised the Exchange Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 2.

(b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Significant Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Exchange Warrant as provided herein shall assume, by written instrument delivered to the ASLP Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Significant Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the ASLP Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the ASLP Holder may be entitled to receive, and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Exchange Warrants or the exercise of any rights pursuant hereto.

2.2. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights with respect to the Exchange Warrant or would cause the ASLP Holder’s beneficial ownership of Class A Holdings Units or Holdings Notes upon exercise of the Exchange Warrant to decrease disproportionately as compared to the effect that such event would have had on such beneficial ownership if such ASLP Holder had exercised such Exchange Warrant prior to the occurrence of such event, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with that described above, necessary to preserve the exercise rights represented by the Exchange Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the ASLP Holder of the Exchange Warrant and shall make the adjustments, if any, described therein.

2.3. No Dilution or Impairment. The Company will not by amendment of its organization documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of

6	Form of Exchange Warrant

the ASLP Holders of this Exchange Warrant against any decrease in the ASLP Holders’ beneficial ownership of Class A Holdings Units or Holdings Notes upon exercise of the Exchange Warrant as compared to such beneficial ownership immediately prior to any such exercise in respect of which the ASLP Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock on the exercise of the Exchange Warrant from time to time outstanding.

3. Exercise Conditions. The Company’s obligation to effect any exchange pursuant to an exercise of this Exchange Warrant shall be contingent upon the satisfaction, cure or waiver of the following conditions (the “Exercise Conditions”):

(a) if such exchange requires the issuance of Additional Notes (as defined in the Indenture), such issuance of Additional Notes must be permitted under the Indenture;

(b) such exchange must comply with all applicable laws, including without limitation securities laws, laws relating to the redemption of equity, and laws relating to the issuance of debt;

(c) any issuance by the Company of IDSs, Class A Common Stock or IDS Notes that is required by such exchange must occur pursuant to an effective registration statement and no Suspension Period may then be in effect;

(d) such exchange must not conflict with, or cause a default under, the Certificate of Incorporation or any material financing agreement of the Company or any of its subsidiaries; and

(e) the Company must have received at least 30 but no more than 60 days’ advance notice of such exchange.

4. Notices of Corporate Action. In the event of:

(a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Significant Transaction,

(b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

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(c) any registration or underwritten offering by the Company of its IDSs, Class A Common Stock, Class B Common Stock, Class C Common Stock or IDS Notes under the Securities Act for its own account or otherwise, the Company shall mail to each ASLP Holder a notice specifying (i) the date or expected date on which any such reorganization, reclassification, recapitalization, Significant Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Class A Common Stock, Class B Common Stock or Class C Common Stock shall be entitled to exchange their shares of Class A Common Stock, Class B Common Stock or Class C Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Significant Transaction, dissolution, liquidation or winding-up, and (ii) the date by which such ASLP Holder must, pursuant to Article III or IV of the Exchange and Registration Rights Agreement, deliver notice to the Company of such ASLP Holder’s intent to participate in such registration or offering. Such notice shall be mailed no later than 20 Business Days prior to the date specified in clause (i) and 15 Business Days prior to the date specified in clause (ii) above as set forth in the Exchange and Registration Rights Agreement.

5. Registration Rights. All shares of Class A Common Stock and IDS Notes issuable or issued upon the exercise of the Exchange Warrant and the IDSs into which they may be combined are subject to and entitled to the benefits of the registration rights and other provisions set forth in the Exchange and Registration Rights Agreement.

6. Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect. The Company shall furnish to the ASLP Holder promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

7. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Exchange Warrant, the number of shares of Class A Common Stock from time to time issuable upon exercise of the Exchange Warrant. All IDSs, shares of Class A Common Stock and IDS Notes shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

8	Form of Exchange Warrant

8. Ownership, Transfer and Substitution of the Exchange Warrant.

(a) Ownership of Exchange Warrant. The Company may treat the Person in whose name the Exchange Warrant, or any Exchange Warrant or Exchange Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the ASLP Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Exchange Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Exchange Warrant for all purposes, notwithstanding any notice to the contrary. An Exchange Warrant, if properly assigned, may be exercised by a new ASLP Holder (provided such ASLP Holder also Beneficially Owns a requisite number of ASLP Units) without first having a new Exchange Warrant issued.

(b) Transfer and Exchange of the Exchange Warrant. Upon the surrender of the Exchange Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall execute and deliver to or upon the order of the ASLP Holder thereof a new Exchange Warrant or Exchange Warrants of like tenor, in the name of such ASLP Holder or as such ASLP Holder (upon payment by such ASLP Holder of any applicable transfer taxes) may direct.

(c) Replacement of the Exchange Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Exchange Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Exchange Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Exchange Warrant of like tenor; provided, that the ASLP Holder shall not be required to post an indemnity bond.

9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

ASLP: American Seafoods, L.P., a Delaware limited partnership.

ASLP Holder: as defined in the first paragraph of this Exchange Warrant.

ASLP Limited Partnership Agreement: the Amended and Restated Limited Partnership Agreement, dated as of August 11, 2004, of ASLP, as such agreement may be amended, restated or supplemented from time to time.

ASLP Unit: a Partnership Unit of ASLP, as defined in the ASLP Limited Partnership Agreement.

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Beneficially Own and Beneficial Ownership: the correlative meanings set forth in the Company’s Certificate of Incorporation (as the same may be amended, restated or supplemented from time to time).

Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to “days” (unless Business Days are specified) shall mean calendar days.

Cash Balance: as defined in Section 1.4(a).

Class A Common Stock: the Company’s class A common stock without designation, par value $0.01 per share, as constituted on the date hereof, any stock into which such Class A Common Stock shall have been changed or any stock resulting from any reclassification of such Class A Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

Class A Holdings Units: the Class A Equity Units, as defined in the Holdings Partnership Agreement.

Class B Common Stock: the Class B Common Stock of the Company, par value $0.01 per share.

Class C Common Stock: the Class C Common Stock of the Company, par value $0.01 per share.

Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

Company: as defined in the first paragraph of this Exchange Warrant.

Dissolution of ASLP: shall mean the date on which the certificate of cancellation with respect to ASLP shall be filed in accordance with (a) Section 17-203 of the Delaware Revised Limited Partnership Act, as amended from time to time, and any successor thereto, and (b) the ASLP Limited Partnership Agreement.

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DTC: the Depositary Trust Corporation or any successor thereto.

Excess Principal Amount: as defined in Section 1.4(a).

Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

Exchange and Registration Rights Agreement: as defined in the second paragraph of this Exchange Warrant.

Exchange Warrant: as defined in the second paragraph hereof.

Exercise Conditions: as defined in Section 3 hereof.

Exercise Period: following the first anniversary of the date of this Exchange Warrant until the Expiration Date, each of the following periods: (i) each (x) September 10 through September 15 and (y) March 10 through March 15; provided that in the case of clause (x), the Market Price of IDSs, Class A Common Stock and IDS Notes (without duplication) to be issued by the Corporation in connection with any exercise of Exchange Warrants on the last day of the Exercise Period set forth in clause (x) exceeds $10 million; and provided, that in the event a Suspension Period is then in effect, the Exercise Period shall be deferred and will commence on the Business Day following the termination of such Suspension Period and end five Business Days later; (ii) the five Business Days preceding the date or expected date of any event described in Section 4(a) or (b) hereof, as set forth in the notice deliverable to the ASLP Holder thereunder; and (iii) the five Business Days preceding the expected date of the consummation of any registered or underwritten offering as determined in advance in good faith by the Company. Notwithstanding anything to the contrary herein, the Company may suspend the effectiveness of any exercise of this Exchange Warrant during any period in which any Exercise Condition is not satisfied; upon the cure or waiver of any such unsatisfied Exercise Condition such that no Exercise Condition remains unsatisfied, uncured, or otherwise waived, such Exercise Period shall automatically resume and end five Business Days later.

Expiration Date: 5:00 p.m., New York City time, on the date of the Dissolution of ASLP, which is expected to occur on or about August 11, 2008, as described in the Exchange and Registration Rights Agreement.

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Holdings: as defined in the first paragraph of this Exchange Warrant.

Holdings Notes: senior subordinated notes of Holdings.

Holdings Partnership Agreement: the Limited Partnership Agreement of Holdings, dated as of the date hereof, as amended, restated or supplemented from time to time.

IDSs: as defined in the first paragraph of this Exchange Warrant.

IDS Note Exchange Number: as defined in Section 1.1(c).

IDS Notes: as defined in the first paragraph of this Exchange Warrant.

IDS Principal Amount: as defined in Section 1.2.

IDS Share Exchange Number: as defined in Section 1.1(b).

IDS Share Number: as defined in Section 1.2.

Indenture: shall mean the indenture, dated as of August 11, 2004, between the Company and Deutsche Bank National Trust Company, as trustee, relating to the IDS Notes.

Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the market price thereof determined in good faith by the disinterested members of the Board of Directors of the Company.

NASD: the National Association of Securities Dealers, Inc.

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Person: an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

Registration Statement: as defined in the Exchange and Registration Rights Agreement.

Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

Significant Transaction: as defined in the Exchange and Registration Rights Agreement.

Subscription Notice: as defined in Section 1.1(a).

Suspension Period: as defined in the Exchange and Registration Rights Agreement.

10. Remedies. The Company stipulates that the remedies at law of the ASLP Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Exchange Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11. No Rights or Liabilities as Shareholder. Nothing contained in the Exchange Warrant shall be construed as conferring upon the ASLP Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such ASLP Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

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12. Notices. All notices and other communications under the Exchange Warrant, except notices of the exercise of any Exchange Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

(a)	if to the Company, to it at:

American Seafoods Corporation
Market Place Tower
Suite 1200
Seattle Washington 98121

Attention: Chief Financial Officer
Telecopy No.: (206) 374-1516

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention: Jeffrey J. Rosen
Telecopy No.: (212) 909-6836

or,

(b) if to any ASLP Holder or any holder of any IDSs, Class A Common Stock or IDS Notes, at the registered address of such ASLP Holder or other such holder as set forth in the register kept at the principal office of the Company,

13. Severability. If any term, provision, covenant or restriction of the Exchange Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Exchange Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14. Miscellaneous. The Exchange Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Exchange Warrant other than those applicable solely to the Exchange Warrant and the ASLP Holder thereof shall inure to the benefit of and be enforceable by any ASLP Holder or ASLP Holders at the time of any shares of Class A Common Stock or IDS Notes issued upon the exercise of the Exchange Warrant, whether so expressed or not. THE EXCHANGE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS

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TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS EXCHANGE WARRANT. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS EXCHANGE WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR

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PROCEEDING IN ANY MANNER PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. The section headings in the Exchange Warrant are for purposes of convenience only and shall not constitute a part hereof.

AMERICAN SEAFOODS CORPORATION

By:
Name:
Title:

16	Form of Exchange Warrant

FORM OF SUBSCRIPTION NOTICE

(To be executed only upon exercise of Exchange Warrant)

To: American Seafoods Corporation:

The undersigned registered holder of the within Exchange Warrant hereby irrevocably exercises such Exchange Warrant for, and exchanges thereunder,             1 ASLP Units, represented by the duly executed transfer instrument enclosed herewith, for Class A Common Stock, IDS Notes and/or IDSs in accordance with the terms of the enclosed Exchange Warrant (capitalized terms used in this Subscription Notice without definition are used as they are defined in the Exchange Warrant).

Please combine Class A Common Stock and IDS Notes issuable upon the exercise of this Exchange Warrant into as many IDSs as possible in accordance with the terms of Exchange Warrant.

Yes    ☐         No    ☐

Please deliver Class A Common Stock, IDS Notes and/or IDSs for the benefit of the undersigned as follows:

DTC Participant:

DTC Participant No.:

Account Name:

Reference:

The undersigned further hereby certifies the ASLP Holder has              remaining ASLP Units and requests a replacement Exchange Warrant.

Dated:

[1]	Insert here the number of ASLP Units to be exchanged for IDSs. In the case of a partial exercise, a new Exchange Warrant or Exchange Warrants shall be issued and delivered to the ASLP Holder surrendering the same.
[2]	Signature must conform in all respects to name of ASLP Holder as specified on the face of the Exchange Warrant.

By
Name:
Title:

17	Form of Exchange Warrant

FORM OF ASSIGNMENT

(To be executed only upon transfer of Exchange Warrant)

For value received, the undersigned registered holder of the within Exchange Warrant hereby sells, assigns and transfers unto                              the right represented by such Exchange Warrant to exchange ASLP Units for Class A Common Stock, IDS Notes and/or IDSs of American Seafoods Corporation (the “Company”) as provided in such Exchange Warrant, and appoints                              Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises. (Capitalized terms used in this Form of Assignment without definition are used as such terms and defined in the Exchange Warrant.)

Dated:

By
Name:
Title:
Signed in the presence of:

[3]	Signature must conform in all respects to name of ASLP Holder as specified on the face of the Exchange Warrant.

18	Form of Exchange Warrant